Exhibit 32.1
BILL BARRETT CORPORATION
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
In connection with this quarterly report on Form 10-Q of Bill Barrett Corporation for the fiscal quarter ended June 30, 2013, I, R. Scot Woodall, Chief Executive Officer, President and Chief Operating Officer of Bill Barrett Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the fiscal quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Form 10-Q for the fiscal quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of Bill Barrett Corporation for the periods presented therein.

Date: August 12, 2013

/s/ R. Scot Woodall
R. Scot Woodall
Chief Executive Officer and President
(Principal Executive Officer)